CONTRACT OF SALE (Fern Park)

           THIS CONTRACT, made as of May 17, 1996, by and between Hutton/GSH American Storage Properties (Fern Park), L.P., a Florida limited partnership ("Seller"), and Public Storage, Inc., a California corporation ("Buyer").
                              W I T N E S S E T H:

           WHEREAS, Seller desires to sell and Buyer desires to purchase all of Seller's right, title and interest in the real property listed on Exhibit A attached hereto and made a part hereof, the improvements and any fixtures and personalty, presently existing and located thereon and therein and the items set forth on Exhibit A (the "Property"), all upon the terms and subject to the conditions hereinafter set forth;

           WHEREAS, as of the date hereof, Buyer and Seller have simultaneously entered into a Contract of Sale (Virginia) (the "Virginia Contract") in respect of seven self-service storage facilities located in Virginia (the "Virginia Properties") and a Contract of Sale (Oakridge) (the "Oakridge Contract") in respect of one self-service storage facility located in Florida (the "Oakridge Property"); and

          WHEREAS, following such sale, Seller intends to liquidate and distribute its net assets (including the proceeds of such sale) to its partners.

           NOW, THEREFORE, in consideration of the foregoing, the sum of $1.00 by each party in hand paid to the other, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby mutually agree as follows:

          1.  Agreement to Purchase and Sell.
              ------------------------------
          Subject to the terms and conditions hereinafter set forth, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, free and clear of all liens, claims, encumbrances and other charges, except the Permitted Exceptions (as hereinafter defined), all of Seller's right, title and interest in and to the Property.

          2.  Purchase Price.
              --------------
          The purchase price ("Purchase Price") for the Property, which Buyer agrees to pay, is the sum of $3,900,000, payable as follows:

               (a) $250,000, as the downpayment (the "Downpayment"), upon the execution of this Contract by wire transfer of immediately available funds to the account of Escrow Agent (as hereinafter defined), to be held by the Escrow Agent in accordance with this Section 2 and subject to
Section 24.

               (b) The remainder of the Purchase Price at Closing (as hereinafter defined), by wire transfer of immediately available funds to Seller's account pursuant to Seller's instructions.

           The Title Insurer (as hereinafter defined) shall act as escrow agent (the "Escrow Agent") and shall hold the Downpayment in accordance with the provisions of the escrow agreement annexed hereto as Exhibit B and made a part hereof (the "Escrow Agreement"), which Escrow Agreement is being executed simultaneously with this Contract.
           Any interest earned on the Downpayment shall accrue to the benefit of Buyer.

          3.  Evidence of Title.
              -----------------
          (a) Seller shall convey to Buyer at Closing (as hereinafter defined) good and valid marketable fee simple title to the Property, subject to any covenants, conditions, rights of way, restrictions, easements and other matters affecting title, which do not materially impair the use or the value of the Property (collectively, the "Permitted Exceptions"; provided, however, that Permitted Exceptions shall expressly exclude any Unpermitted Exceptions (as hereinafter defined)).

          (a) Buyer shall obtain and promptly deliver to Seller within 30 days after the date hereof (i) commitments for ALTA policies of owners title insurance or the equivalent thereof in the applicable jurisdiction (the "Title Commitments") issued by Chicago Title Insurance Company (the "Title Insurer") showing fee simple title to the Property as vested in Seller and to be vested in Buyer, subject to the Permitted Exceptions and any standard "preprinted" exceptions set forth in the Title Commitments and (ii) updated surveys prepared by licensed land surveyors according to ALTA standards (or the equivalent thereof in the applicable jurisdiction) showing the boundaries of the Property, the location of any easements, rights-of-way, improvements and encroach ments thereon and certifying the number of acres (to the nearest one thousandth acre) comprising the Property (the "Surveys").

          (b) As used herein, the term "Unpermitted Exception" shall mean with respect to the Property (provided the same is not caused by the actions of Buyer):

                (A) Any building encroachment or sign en croachment (i) on real estate not owned by Seller, (ii) on a setback line, or (iii) in violation of a binding easement burdening the Property, in each case which materially impairs the use or value of the Property;

                (B) Any defect in the Seller's chain of title which would prevent Seller from being able to convey title to the Property in fee simple at Closing under the laws of the state in which the Property is located, unless the Title Insurer is willing to issue a policy of title insurance which contains affirmative coverage for claims arising solely out of such defect;

                 (C) Any easement which burdens the Property such that access or use is compromised, in each case which materially impairs the use, access or value of the Property;

                 (D) Any lack of access or easements necessary to operate the Property as a self-storage facility in the manner which such Property has been operated by Seller prior to Closing, in each case which materially impairs the use, access or value of the Property;

                 (E) Any liens for the payment of money other than real estate taxes, association assessments, special district taxes and related charges not yet due and payable; and

                 (G) (i) the failure to be in material conformance with the then applicable local zoning codes, (ii) if the Property is not in conformance with the then applicable local zoning codes, the failure of the Property to have the status equivalent to a "non-conforming use" and (iii) the existence of a permanent and final order by the applicable local jurisdiction which materially impairs the use or value of the Property.

          4.  Inspections.
              -----------
          (a) Buyer may conduct the due diligence investigation described below until the 30th day following the date hereof (the "Investigation Period").

          (a) Prior to the termination of the Investigation Period, Buyer or Buyer's attorney may deliver to Seller a notice (a "Defect Notice") setting forth a reasonable description of any Title Defects, including any Unpermitted Exceptions, Structural Defects (as hereinafter defined), Environmental Defects (as hereinafter defined) or Sales Package Defects (as hereinafter defined) (collectively "Material Defects") that it has discovered with respect to the Property. Such description shall include copies of any reports, studies, audits, searches and similar documentation relating to the Material Defects discovered in connection with Buyer's investigation and Buyer's estimate of the cost to cure any such described Material Defects.

          Within 10 days of receiving such a Defect Notice, Seller shall deliver a notice to Buyer with respect to each affected Property (i) disputing such Material Defects, (ii) stating that some or all of the Material Defects have been, or agreeing prior to the Closing that they will be, cured or (iii) agreeing to grant the Buyer a credit against the Purchase Price equal to the cost to cure such Material Defects.
Notwith standing clause (a) above or anything in the Contract to the contrary, Seller shall not be obligated to grant Buyer a credit against the Purchase Price to cure Material Defects (other than Environmental Defects) with respect to the Property in excess of $500,000, subject to
Section 24. If the cost to correct any Environmental Defect exceeds 10% of the value of the Property as set forth in Exhibit C attached hereto and made a part hereof, Seller shall have the option to remove such
affected   Property from  the  transaction  contemplated hereby,  in each case the Purchase Price shall be reduced in accordance with Exhibit C.

          If Buyer has alleged any Material Defects which Seller has disputed or the cost to cure such Material Defects is in dispute, the parties shall endeavor in good faith to resolve such dispute. If they do not resolve such dispute within 10 days, the matter in dispute shall be submitted to binding arbitration by the American Arbitration Association (the "Association") (or any suc cessor organization) (provided that, in the event of a dispute as to an Environmental Defect, the arbitration shall be performed by a reputable arbitrator with at least 10 years experience in environmental matters). All arbitration shall be finally determined in New York City and shall be governed (except as provided above) in accor dance with the Rules for Commercial Arbitration of the Association (or any successor thereto) and the judgment or the award rendered may be entered in any court having jurisdiction. Each party shall pay 50% of the fees and expenses of the Association. The Closing Date shall be adjourned with respect to the Property pending resolution of the matter in dispute.

          Notwithstanding anything herein to the con trary, Seller shall have the right to adjourn the Closing Date for a reasonable period as shall be necessary to cure any Material Defect.

          Notwithstanding  anything   herein   to   the contrary,  the
discovery of any defects or Material Defects shall not give rise to any right of Buyer to (i) terminate this Contract or remove the Property from the transaction contemplated hereby or (ii) except for the cost of curing Environmental Defects, obtain credit against the Purchase Price in excess of $500,000 to cure Material Defects, subject to Section 24.

          (b)  Seller shall make available to Buyer any Phase I
environmental site assessments and Phase II environmental assessments of the Property, if any, previously performed for Seller. Buyer may obtain additional Phase I environmental site assessments of the Property and otherwise inspect the Property to conduct its due diligence review thereof. Buyer shall conduct all environmental due diligence in a commercially reasonable manner, and shall use reasonable efforts to minimize any interference with or impairment of the regular conduct of the Seller's
business.   If  Buyer's environmental  due  diligence  indicates  a
potential material environmental liability, Buyer may conduct a Phase II environmental assessment (the Phase I environmental site assessment and Phase II environmental assessments, if any, shall be collectively referred to as the "Environmental Reports") on the Property, provided (i) Buyer has provided Seller with a copy of the Phase I environmental site assessment describing such condition, (ii) Buyer has provided Seller with a copy of the scope of work proposed for such Phase II environmental assessment, (iii) Seller consented to such additional Phase II environmental assessment, which consent shall not be unreasonably withheld or delayed, and (iv) Seller has agreed to a reasonable extension of the Inspection Period following the receipt of any Phase I environmental site assessment which recommends a Phase II environmental assessment be performed on the Property in order for Buyer to perform further environmental due diligence with respect to the Property.

         (c)  Seller shall make available to Buyer upon Buyer's
reasonable request no later than 10 days following the date of full execution of this Contract, to the extent in the possession or control of Seller and relating to the Property, a copy of the current Form 10-K of
Seller  on file   with   the  Securities  and  Exchange   Commission
including all exhibits thereto, copies of the Service Contracts (as hereinafter defined), the most recent rent rolls available to the managing general partner of Seller, and copies of insurance policies and all other information and records pertaining to the Property within Seller's possession or control. Buyer acknowledges that all non-public information contained in such documents is confidential. Buyer shall have the right, at its sole cost and expense, to conduct its own audit of the Property.
Buyer agrees not to disclose such information to any person except to Buyer's officers, employee, agents and contractors for purposes of conducting this transaction, and Buyer shall require any such person receiving such information to protect the confidentiality thereof, except to the extent such information is a matter of public record or becomes a matter of public record through no fault or action of Buyer or Buyer's officers, employee, agents or contractors.

          (d) Buyer shall have the right to contact existing commercial tenants which lease in excess of 1,000 sq. ft from Seller, as selected by Buyer; provided that, Seller shall have the right to participate in and/or monitor any discussions or correspondence between Buyer and such selected existing tenants.

          (e) Within five days of the execution of this Contract, Seller shall provide Buyer with copies of all of Seller's yellow page advertisements and contracts with respect to the Property.

          (f)  Other than with respect to the documents made available by Seller pursuant to Section 4(d) and other than as specified in Section 12, all of the foregoing studies, audits and investigations by or on behalf of Buyer, including, without limitation, Phase II environmental assessments, shall be at Buyer's sole cost, expense and risk, and Buyer shall restore the Property to the condition existing prior to the performance of any such studies, audits and investigations. Prior to commencing any such studies, audits and investigations, Buyer shall furnish to Seller a certificate of insurance evidencing comprehensive general public liability insurance insuring the person or entity performing such studies,
audits and investigations  and listing  Seller  and   the   general partners
of Seller as additional insureds thereunder.

          (g) The term "Structural Defects" shall mean material structural flaws to foundations, load bearing walls or roof support systems affecting the Property, set forth in a report certified by an engineer licensed in the applicable jurisdiction, but excluding any flaws which are common or usual in similar assets of like age assuming reasonable repair and maintenance has been performed to the foundations, load bearing walls or roof support systems. Such report shall state the aggregate cost to cure all material structural flaws with respect to the Property.

          (h) The term "Title Defects" shall mean any matter, objected to by Buyer, encumbering the Property other than the Permitted Exceptions (the "Title Defects").

          (i) The term "Environmental Defect" shall mean "Hazardous Materials" (hereinafter defined) located in, on or under the Property in violation of any Environmental Laws (hereinafter defined).

          (j) The term "Sales Package Defects" shall mean misstatements in the income and expense statements and rent roll previously delivered by Seller to Buyer and actually relied upon by Buyer in good faith, in each case other than misstatements which do not in the aggregate have a material adverse effect on the Property.

          (k)  In order to establish an Environmental Defect, Buyer
shall be required to deliver to Seller on or prior to  10  days after the
earlier of (i) Buyer's receipt  of the   Environmental  Reports  or  (ii)
the end of the Inspection Period, as to each Property, written notice reasonably detailing any Environmental Defect. Buyer and Seller shall make reasonable efforts to agree as to the existence of and the cost to cure
any  Environmental Defect.   If  Buyer  and  Seller  do  not  agree  on  the
foregoing within 15 days after Seller's receipt of Buyer's notice described above, then the parties shall submit the matter to binding arbitration in accordance with the terms hereof.

          (l)  As used herein, "Environmental Laws" means all federal, state and local statutes, codes, regulations, rules, ordinances, orders, standards, permits, licenses, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to the protection, preservation, remediation or conservation of the environment or worker health or safety, all as amended or reauthorized, or as hereafter amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right-to-Know Act ("Right-to-Know Act"), 42 U.S.C. Section 11001 et seq., the Clean Air Act ("CAA), 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act ("Clean Water Act"), 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act ("Safe Drinking Water Act"), 42 U.S. C. Section 300f et seq., the Atomic Energy Act ("AEA"), 42 U.S.C. Section 2011 et seq., the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. Section 651 et seq., and the Hazardous Materials Transportation Act (the "Transportation Act"), 49 U.S.C. Section 1802 et seq. As used herein, "Hazardous Materials" means: (1) "hazardous
substances,"   as defined  by  CERCLA;  (2)   "hazardous wastes," as defined
by RCRA; (3) any radioactive material including,   without  limitation,  any
source,   special nuclear  or by-product material, as defined by  AEA;  (4)
friable asbestos; (5) polychlorinated biphenyls; and (6) any other material, substance or waste regulated under any Environmental Laws.

          5.  Condition of the Property.
              -------------------------
          Subject only to Seller's covenants, representations and warranties in this Contract, Buyer shall purchase the Property in its "AS IS" condition at the Closing Date, subject to all latent and patent defects (whether physical, financial or legal, including title defects), based solely on Buyer's own inspection, analysis and evaluation of the Property and not in reliance on any records or other information obtained from Seller or on Seller's behalf. Subject to Section 4(k), Buyer acknowledges that it is not relying on any statement or representation (other than any representations, warranties, covenants and indemnifications contained in this Contract) that has been made or that in the future may be made by Seller or any of Seller's employees, agents, attorneys or representatives concerning the condition of the Property (whether relating to physical conditions, operation performance, title, or legal matters). Without limiting the foregoing, any information disclosed in writing to Buyer in connection with any investigations, inspections, tests or analyses performed prior to Closing, shall be deemed not violative of any warranty or representation of Seller, if Buyer proceeds to Closing hereunder.

          6.  Closing.
              -------
          Upon the terms and subject to the conditions of this Contract, the transfer of title and possession of the Property (the "Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 at 10:00 a.m., local time, on the date which is two business days after Seller has received the Partnership Consent (as hereinafter defined) or such other date as the parties shall agree. The date on which the Closing occurs is herein called the "Closing Date".

          7.  Conditions to Seller's and Buyer's Obligation to Close.
              ------------------------------------------------------
          The obligations of Seller and Buyer to close under this Contract are subject to the fulfillment, prior to or at Closing, of each of the following:

          (a) Seller shall have obtained consents to the sale of the Property (the "Partnership Consent") by limited partners holding a majority in interest of the units of limited partnership interests.

          (b) There shall not be in effect any statute, regulation, order, decree or judgment of any governmental entity having jurisdiction which renders illegal or enjoins or prevents in any material respect the sale of the Property to Buyer.

          (c) The closings of the transactions contemplated by the Virginia Contract and the Oakridge Contract shall have occurred, unless either closing shall have been adjourned by Seller or any of the Virginia Properties or the Oakridge Property shall have been removed by Seller, in each case, in accordance with the terms thereof .

          8.  Conditions to Seller's Obligation to Close.
              ------------------------------------------
          The obligations of Seller to close under this Contract are subject to the fulfillment, prior to or at Closing, of each of the following:

          (a) The representations and warranties of Buyer shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, as if made at and as of such date except as otherwise expressly provided herein.

          (b) On and as of the Closing Date, Buyer shall have performed and complied with, in all material respects, all agreements and covenants required by this Contract to be performed or complied with prior to or on the Closing Date.

          9.  Conditions to Buyer's Obligation to Close.
              -----------------------------------------
          The obligations of Buyer to close under this Contract are subject to the fulfillment, prior to or at Closing, of each of the following:

          (a) The representations and warranties of Seller shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, as if made at and as of such date except as otherwise expressly provided herein, in each case other than failures to be true and correct which do not in the aggregate have a material adverse effect on the Property.

          (b) On and as of the Closing Date, Seller shall have performed and complied with, in all material respects, all agreements and covenants required by this Contract to be performed or complied with prior to or on the Closing Date, other than failures to perform and comply which do not in the aggregate have a material adverse effect on the Property.

          10.  Deliveries.
               ----------
          (a) Seller's Deliveries. Upon the terms and subject to the conditions of this Contract, on the Closing Date (except as expressly provided otherwise), Seller shall convey the Property and its related interests to Buyer by delivery of the following documents in form and substance reasonably acceptable to both parties:

               (i) quit claim deed in recordable form (provided, however that Seller shall deliver to Buyer a special warranty deed if the Title Insurer is unwilling to issue a policy of title insurance which is customary in the applicable jurisdiction containing no exceptions from coverage solely out of the delivery by Seller of a quit claim deed);

               (ii) non-recourse bill of sale for the Property conveying any fixtures and personalty owned by Seller without covenants;

               (iii) non-recourse assignment of Seller's interest, as lessor, in any leases of space at the Property (the "Leases") and security deposits for the Property;

               (iv) non-recourse assignment, to the extent assignable, of Seller's rights under any service or maintenance con tracts (including, without limitation, yellow pages, landscaping, security and refuse removal contracts) relating to the Property (the "Service Contracts");

               (v) non-recourse assignment, to the extent assignable, of any licenses, permits and unexpired warranties and guarantees, if any, pertaining to the Property;

               (vi) certificates and resolutions as reasonably requested by Buyer demonstrating the authority of the persons executing documents at Closing;

               (vii)   non-foreign affidavit;

               (viii) originals, and/or copies, of the Leases in Seller's possession (which deliveries may be made at the Property) and a copy of Seller's standard form of lease for the Property;

               (ix) all documents and instruments reasonably required by the Title Insurer to issue the title policies;

               (x)     possession of the Property to Buyer;

               (xi) evidence of the termination of the management agreement, if any, for the Property;

               (xii) a form of notice to the tenants of the Property of the transfer of title and assumption by Buyer of the landlord's obligations under the Leases and the obligation to refund the security deposits;

              (xiii)  an updated rent roll for the Property;

               (xiv) all permits (including, without limitation, certificates of occupancy, building permits, variances and conditional use permits), licenses (including, without limitation, business licenses) and approvals that Seller has in its possession relating to the Property;

                (xv) an inventory of all personalty owned by Seller located in or on the Property;

                (xvi) copies of current real property tax bills and utility statements; and

                (xvii) a certificate of each of the general partners of Seller to the effect that all of the representations and warranties of Seller are true and correct at Closing, in each case other than failures to be true and correct which do not in the aggregate have a material adverse effect on the Property.

     Seller shall make reasonable efforts to obtain (i)  a reliance letter for the benefit of Buyer from the environmental engineer or other person having performed any Phase I environmental site assessments or Phase II environmental assessments on behalf of the Seller and (ii) at least five days prior to the Closing Date, all documents required by any
applicable telephone  company, including   supersedure  papers,  to  transfer
Seller's telephone number, telephone listing and yellow page advertisements to Buyer (in each case, only to the extent transferable); provided, however, in each case, no such transfer shall be effective until immediately after the Closing.

          (b) Buyer's Deliveries. Upon the terms and subject to the conditions of this Contract, on the Closing Date, Buyer shall deliver the following:

                (i) assumption of the Leases, security deposits and the Service Contracts;

                (ii) certificates and resolutions as reasonably requested by Seller demonstrating the authority of the persons executing documents at Closing;

                (iii) a certificate of an officer of Buyer to the effect that all of the representations and warranties of Buyer are true and correct in all material respects at Closing;

                (iv) indemnification agreement with respect to Buyer's and its representatives' inspection of the Property during the Inspection Period; and

                (v)    balance of the Purchase Price by wire transfer.

          11.  Proration Items.
               ---------------
          The following shall be apportioned and adjusted between the parties as of mid night of the day preceding the Closing Date ("Adjustment Date"):

          (a) Real estate and other taxes, assessments and charges, and other municipal and state charges, license and permit fees, water and sewer rents and charges, if any, on the basis of the fiscal period for which assessed or charged;

          (b) Water, electric, gas, steam and other utility charges for service furnished to the Property;

          (c) Fuel, if any, and all taxes thereon, on the basis of a reading taken as close as possible to the Adjustment Date;

          (d)  Base rents and any other rental payments (including,   without
limitation,  any   prepaid   rent, percentage rent, escalation charges for
real estate taxes and operating expenses, cost-of-living adjustments and parking rents) (the "Rents") paid or payable under the terms of any Lease for the month of closing;

          (e) Any amounts paid or payable under Service Contracts being assigned to Buyer;

          (f) All costs associated with telephone directory listings and any other prepaid advertising; and

          (g) Any other customary adjustments made in connection with the sale of similar buildings.
          Seller will not assign to Buyer any of the hazard insurance policies affecting the Property then in force. There will therefore be no proration of insurance costs at Closing. Except as may be otherwise provided herein, all other expenses which are attributable to the period prior to the Closing Date shall be the obligation of Seller and those which are attributable to the period from and after the Closing Date shall be the obligation of Buyer.
          For purposes of the foregoing apportionments and adjustments, the following procedures shall govern:

                (i) If the Closing Date shall occur before the real estate tax rate is fixed, the apportionment of such taxes shall be made upon the basis of the tax rate for the immediately preceding year, applied to the latest as sessed valuation;

                (ii) If there are water meters on the Property, Seller shall furnish meter readings to a date not more than thirty days prior to the Adjustment Date; and the unfixed meter charges for the intervening time to the Adjustment Date shall be apportioned on the basis of such meter readings, and any such meter charges for the period subsequent to the Adjustment Date shall be paid by Buyer;

                (iii) The apportionment of utility charges shall be made upon the basis of charges shown on the latest available bills for such utilities. The charges shown on such available bills for periods prior to the Adjustment Date shall be paid by Seller, and for the period from the date of each such last available utility bill to the Adjustment Date an apportionment shall be made based on the amount charged for the period covered by such last available bill;

                (iv) All taxes, water and sewer charges and assessments for public improvements which are liens upon the Property as of the Closing Date, will be allowed to Buyer as a credit against the Purchase Price, subject to apportionment as herein provided, and the existence of any such lien shall not constitute an objection to title;

                (v) If any tenants are required to pay Rents which are collected by Buyer within sixty (60) days after the Closing Date and which are attributable in whole or in part to any period prior to the Closing Date, Buyer shall promptly pay to Seller, Seller's proportionate share thereof;

                (vi)   If any tenants are required to pay Rents which
are collected by Seller within sixty (60) days after the Closing Date and which are attributable in whole or in part to any period after the Closing
Date, Seller  shall promptly  pay  to  Buyer,  Buyer's  proportionate   share
thereof;

                (vii)  If any tenant is in arrears in the payment
of Rents on the Closing Date, Rents received from such tenant after the Closing Date shall be applied in the following order of priority: (a) first to any months preceding the month in which the Closing occurred;
(b) then to the month in which the Closing occurred; and (c) then to any months following the month in which the Closing occurred. If Rents or any portion thereof are received by Seller or Buyer during the period which is sixty (60) days after the Closing Date and are payable to the  other party  by reason  of  this  allocation,  the appropriate  sum  shall be
promptly  paid to the  other party.   The obligations of Buyer and Seller
pursuant  to this Section  11(vii) and the two immediately  preceding
Sections shall survive the Closing for a period of ninety (90) days after the Closing Date, during which period Buyer and Seller shall agree on a reconciliation of the prorations described herein.
          Except as expressly provided, the provisions of this Section 11 shall survive the Closing.

          12.  Surveys, Transfer Taxes and Other Costs.
               ---------------------------------------
          Subject to  Section 24, Buyer and Seller shall each pay for  one-
half of (a) the cost of obtaining any Title Commitments, Surveys   and  Phase
I environmental  site assessments obtained   by  Buyer  in  connection  with
the   Closing hereunder and reports regarding structural  Defects  and (b)
transfer taxes, documentary stamp taxes, recording charges and other taxes or charges imposed by any governmental entity in connection with the transfer of the Property; provided, however, if the aggregate amount set forth in clauses (a) and (b) exceeds $200,000, Seller shall pay the amount in excess of $200,000 and if the aggregate amount exceeds $400,000, then, Buyer and Seller shall each pay for one-half of all remaining costs in excess of $400,000. Buyer shall deliver to the Title Insurer at Closing certified checks or wire transfers of immediately available funds in the respective amounts of each premium for any title insurance, made payable as requested or required by the Title Insurer. Other than as expressly provided herein, each of the parties shall pay for any and all costs which it may incur in connection with the transactions contemplated herein.

      The provisions of this Section 12 shall survive the Closing.

          13.  Representations and Warranties of Seller.
               ----------------------------------------
As an inducement for Buyer to purchase the Property from Seller, Seller represents and warrants to Buyer the following:

          (a) Title to Real Estate. Seller has good, valid, marketable and insurable title to the Property together with the improvements situated thereon subject to the Permitted Exceptions.

          (b)  Organization and Authority.

                (i) Seller is duly organized and validly existing under the laws of the State of Florida, has full partnership power and authority to carry on its business as it is now being conducted and shall have, upon receipt of the Partnership Consent, full partnership power and authority to consummate the transaction.

                (ii) Seller has the requisite partnership power and authority to execute, deliver and perform this Contract. The execution, delivery and performance of this Contract and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of Seller (subject to obtaining the Partnership Consent). This Contract is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

                (iii) Neither the execution and delivery of this Contract nor the consummation of the transactions contemplated hereby in the manner herein provided nor the fulfillment of or compliance with the terms and conditions hereof shall:

                       (A) contravene any material provision of the Seller's Agreement of Limited Partnership; or

                       (B) violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any properties or assets of Seller to any indenture, mortgage, contract, commitment, or agreement other than this Contract to which Seller is a party or by which Seller is bound, which in the aggregate would have a material adverse effect on the Property and/or Seller's ability to perform all of its obligations hereunder.

          (c) Pending Actions. No litigation actions are pending or, to Seller's knowledge, threatened against the Property or Seller which would materially adversely affect either the Property or the Seller or which challenge the execution, delivery or performance of this Contract.

          (d)  Rent Roll.  The final rent roll to be delivered by Seller
with  respect  to  the  Leases  promptly   after execution of this Contract
will be true, accurate and complete; said rent roll additionally will reflect
all  rent concessions   and  security  deposits  and  all leasing commissions
and referral fees due or owed.

          (e) Service Contracts. The schedule of Service Contracts delivered by Seller is true, correct and complete in all material respects and Seller has no knowledge of any defaults under any such contracts.

          14.  Representations and Warranties of Buyer.
               ---------------------------------------
          As an inducement for Seller to sell the Property to Buyer, Buyer represents to Seller the following:

          (a)  Organization and Authority.

                (i) Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted.

                (ii) Buyer has the requisite corporate power and authority to execute, deliver and perform this Contract. The execution, delivery and performance of this Contract and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate
action  on the part of Buyer.  This Contract  is  a valid   and binding
obligation of Buyer, enforceable against Buyer in accordance with its terms.

                (iii) Neither the execution and delivery of this Contract nor the consummation of the transactions contemplated hereby in the manner herein provided nor the fulfillment of or compliance with the terms and conditions hereof shall:

                       (A) contravene any material provision of the Certificate of Incorporation or Bylaws of Buyer; or

                       (B) violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any properties or assets of Buyer to any indenture, mortgage, contract, commitment, or agreement to which Buyer is a party or by which Buyer is bound which, in the aggregate, would have a material adverse effect on Buyer's ability to perform all of its obligations hereunder.

       (b) Adequate Funds. Buyer has adequate funds or available credit resources to pay the Purchase Price at the Closing as provided hereunder.

          15.  Default and Damages.
               -------------------
          (a) Buyer's Remedies. If Buyer shall elect to proceed with the performance of this Contract notwithstanding the failure to be satisfied of any conditions to Closing, Buyer shall be deemed to have waived the requirement that those conditions which Seller is unable to perform be
satisfied.   Notwithstanding anything contained herein, in no event shall
Seller, its officers, directors, partners, agents and representatives have any personal liability under this Contract whatsoever except with respect to those provisions of this Contract which expressly survive the Closing, and Buyer's sole recourse for Seller's failure to consummate the Closing in accordance with the terms of this Contract shall be to receive a refund of the Downpayment with all accrued interest thereon upon termination of this Contract or, if appropriate, to sue for specific performance hereunder.
       In  the  event Seller fails to consummate  the Closing  in accordance with the terms of this Contract, Buyer may terminate this Contract and shall receive a "Termination Fee" in the amount of $750,000, which Termination Fee shall be in addition to the return of the
Downpayment  plus  all  accrued  interest  thereon   plus Buyer's out of
pocket costs and expenses relating to the purchase of the Property (including, without, limitation, reasonable attorneys' fees and expenses) to be paid by Seller on demand. Notwithstanding the foregoing, in the event Seller fails to consummate the Closing for failure to obtain the Partnership Consent, so long as the general partners of Seller have recommended and continue to recommend to the limited partners of Seller the sale of the Property to Buyer, the Termination Fee shall consist solely of all of Buyer's out-of-pocket costs and expenses relating to the purchase of the Property
(including, without,  limitation,  reasonable  attorneys'  fees   and
expenses). Buyer's sole recourse for Seller's failure to consummate the Closing in accordance with the terms of this Contract shall be the receipt of the Termination Fee, as set forth above, upon termination of this Contract, together with the return of the Downpayment plus all accrued interest thereon, or, if appropriate, to sue for specific performance hereunder.

          (a)  Seller's Remedies.  If Buyer shall be unable or unwilling
to   consummate  the  Closing  hereunder  in  violation  of  the terms hereof, Seller shall have the right (i) to terminate this Contract and retain the Downpayment, plus Seller's out of pocket costs and expenses
relating to  the  sale  of   the   Properties (including,  without,
limitation, reasonable attorneys' fees and expenses) to be paid by Buyer on demand, as liquidated and agreed upon damages, whereupon this Contract shall be and become null and void, and neither Seller nor Buyer nor any of their respective Representatives shall have any further rights or obligations hereunder or (ii) to pursue such rights and remedies as Seller may have at law or in equity, including, without limitation, the right to sue for specific performance hereunder.

          16.  Brokers.
               -------
          Seller and Buyer hereby represent that each has not dealt with any advisor, broker or finder in connection with this Contract.
Seller and Buyer shall indemnify and hold each other harmless from and against all losses, costs, damages, expenses and liabilities including, without limitation, reasonable attorneys' fees, resulting from any claims that may be made for a commission fee or other compensation by reason of this Contract by any broker, finder, advisor or person with whom such party has dealt in connection herewith.

      The provisions of this Section 16 shall survive the Closing.

          17.  Indemnification of Seller.
               -------------------------
          Buyer agrees to indemnify and hold harmless Seller, its general and limited partners, attorneys, accountants, agents and employees and their heirs, successors and assigns, from and against any claims or demands for any expense, obligation, loss, cost, damage or injury arising out of the Buyer's inspection of the Property prior to or on the Closing Date.
      The provisions of this Section 17 shall survive the Closing.

          18.  Survival of Representations, Warranties and Indemnifications.
               ------------------------------------------------------------
          Except as otherwise expressly set forth in this Contract, none of the representations, warranties and indemnifications contained in this Contract shall survive the Closing.

          19.  Conduct of Business.
               -------------------
          During the period from the date hereof to the Closing Date, except as (a) Buyer shall otherwise agree or (b) necessary in connection with the transactions contemplated herein, Seller shall operate the Property in the ordinary and usual course, consistent with past practice.

          20.  Reasonable Efforts; Public Announcements.
               ----------------------------------------
          Each party hereto will use all reasonable efforts to perform all acts required to consummate the transactions contemplated hereby as
promptly as practicable.   Such acts shall  include, without limitation, the
provision of any information to and submission of any filing with any governmental entity having jurisdiction. The foregoing notwithstanding, except as may be required to comply with the requirements of any applicable laws and the rules and regulations of each stock exchange upon which the securities of either of the parties is listed, no press release or similar public announcement or communication shall, if prior to the Closing, be made or caused to be made concerning the execution or performance of this Contract, unless the parties shall have consulted in advance with
respect thereto. Seller shall provide Buyer with   reasonable   access  to
the  Property   and all information  in  its possession relating to  the
Partnership.   Buyer shall keep such information  confidential, subject  to the terms and conditions of the Confidentiality Agreement dated April 4, 1996, by and between the parties (the "Confidentiality Agreement").

          21.  Partnership Consent.
               -------------------
          As soon as practicable after the date hereof but no later than fifteen (15) days after the execution of this Contract, Seller shall prepare and file solicitation materials relating to the transaction contemplated hereby which materials shall take a vote of its limited partners to
consider such matters.   Seller shall,  subject  to the fiduciary duties of
its general partner,  make reasonable efforts to secure the  Partnership
Consent  as promptly as practicable.   Buyer  will supply Seller  with  such
information and reasonable assistance as Seller may request in connection therewith.

          22.  Casualty/Condemnation to the Property.
               -------------------------------------
          (a) If, prior to the Closing Date, any of the Property is damaged due to a casualty (a "Casualty") and the cost of repairing such damage, in accordance with Seller's insurance claims, is less than three percent of the Purchase Price, then Seller shall repair such Casualty prior to the Closing Date or assign to Buyer the proceeds of Seller's policy of casualty insurance. If the cost of repairing a Casualty to any Property, in accordance with Seller's insurance claims, equals or exceeds three percent of the Purchase Price, then Seller shall have the option to either (i) repair the Casualty to the Property prior to Closing or (ii) remove the Property from the transaction and terminate this Agreement. Notwith standing anything herein to the contrary, Seller shall have the right to adjourn the Closing Date for such reasonable period as shall be necessary to repair any such Casualty. If Seller elects to remove such Property from the transaction, then Buyer shall have the option, within ten days written notice of Seller's election, to accept such Property with an assignment of the applicable insurance proceeds due to Seller.

          (a) If, prior to the Closing Date, all or any portion of the Property is condemned or taken by eminent domain, then this Contract shall nevertheless remain in full force and effect without any abatement of
the Purchase Price.   In such event, Seller shall convey the  Property to
Buyer at the Closing in its then condition, and Buyer shall be entitled to receive all net or condemnation awards otherwise payable to Seller as a result of such loss or damage and, in full satisfaction of any claims by Buyer against Seller, Seller shall assign to Buyer, without recourse or warranty of any nature whatsoever, all of Seller's right, title and interest in and to any claims Seller may have to any condemnation awards, as well as all rights or pending claims of Seller with respect to such condemnation or taking of the Property, and Seller shall pay to Buyer all payments theretofore made by such condemning authorities as a result of such loss after deducting therefrom the costs of collection thereof.

          (b)  Notwithstanding anything contained herein to the contrary,  if
Seller delivers notice of condemnation  or eminent   domain proceedings
which are  initiated   or threatened  between  the date of this Contract  and
the Closing  Date, Buyer shall have the right to  participate in any   and
all settlement  discussions  and   other conferences relating thereto.

          23.  Termination.
               -----------
          Notwithstanding anything con tained herein, this Contract may be terminated as follows:

          (a)  By Seller in accordance with Sections 15(b) and 22(a) hereof.

          (b) By Seller or Buyer, if a court of competent jurisdiction issues a binding and final order permanently preventing the sale of the Property to Buyer.

          (c) By Seller or Buyer, if the partners of Seller vote against the Partnership Consent.

          (d) By Seller or Buyer, if the Closing does not occur on or before November 17, 1996, provided that the party seeking to terminate is not in material breach of this Contract.

          In the event this Contract is terminated pursuant to any of the foregoing provisions, this Contract shall thereupon become null and void and neither Seller nor Buyer nor any of their respective representatives shall have any further rights or obligations hereunder.

          24.  Virginia Contract and Oakridge Contract.
               ---------------------------------------
          This Contract is being signed contemporaneously with and conditioned upon each of the Virginia Contract and the Oakridge Contract; accordingly (i) if the Downpayment is payable to Buyer or Seller pursuant to the terms of  this Contract and/or either of the Virginia Contract  and
the Oakridge   Contract, the  aggregate   amount   of   the Downpayment paid
to such party shall be $2,000,000, (ii) the aggregate limitation on the amount of credit that Buyer shall be entitled to against the Purchase Price to cure Material Defects (other than Environmental Defects) pursuant to this Contract and/or either of the Virginia Contract and the Oakridge Contract shall be $500,000, (iii) the amounts set forth in Section 12 of this Contract and/or either of the Virginia Contract and the Oakridge Contract shall be on an aggregate basis for this Contract, the Virginia Contract and the Oakridge Contract and (iv) if the Termination Fee is payable to Buyer pursuant to this Contract and/or either of the Virginia Contract and the Oakridge Contract, the aggregate amount of the Termination Fee paid to Buyer shall be $750,000 in addition to the return of the Downpayment plus all accrued interest thereon plus Buyer's out of pocket costs and expenses relating to the purchase of the Property (including, without, limitation, reasonable attorneys' fees and expenses).

          25.  Notices.
               -------
          Any notice which may be required or may be desired to be given pursuant to this Contract shall be in writing and shall be deemed delivered and effective upon actual receipt at the following addresses or such other addresses as the parties may notify each other by similar notice:

          If to Seller, to:

                American Storage Properties, L.P.
                3 World Financial Center
                New York, New York  10285

                Attn: Paul L. Abbott


          With a copy to:

                Skadden, Arps, Slate, Meagher &
                Flom 919 Third Avenue
                New York, New York 10022

                Attn: Patrick J. Foye, Esq.


          If to Buyer, to:

                Public Storage, Inc.
                701 Western Avenue, Suite 200
                Glendale, CA 91201-2397

                Attn: Harvey Lenkin


          With a copy to:

                Hogan & Hartson, LLP
                Columbia Square
                555 Thirteenth Street, NW
                Washington, D.C., 20004-1109

                Attn: David B.H. Martin, Esq.


          26.  General.
               -------
          (a) Interpretation of Words. A masculine pronoun wherever used herein shall be construed to include the feminine or neuter where appropriate. The singular form wherever used herein shall be construed to include the plural where appropriate.

          (a)  Assignment; Successors and Assigns; Third Party
Beneficiaries. (i) Neither of the parties hereto may assign its respective rights under this Contract without the consent of the other party.

                (i) Except as otherwise provided hereby, the provisions of this Contract shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors in interest.

                (ii) This Contract is not intended, nor shall it be construed, to confer upon any party except the parties hereto and their heirs, successors and permitted assigns any rights or remedies under or by reason of this Contract.

          (b) Time of the Essence. Time shall be of the essence with respect to the performance of all of the obligations hereunder.

          (c)  Entire Contract.  Subject to the terms and conditions of
the  Confidentiality  Agreement,   this Contract represents the entire
understanding between the parties with respect to the subject matter hereof, superseding all prior or contemporaneous understandings or communications of any kind, whether written or oral. This Contract may only be modified by a written agreement signed by both parties hereto.

          (d) Captions. The headings of the paragraphs herein are for convenience only; they form no part of this Contr act and shall not affect its interpretation.

          (e) Governing Law. The provisions of this Contract shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered into and to be performed wholly therein.

          (f) Counterparts. This Contract may be executed in several counterparts, each of which shall be deemed an original. Such counterparts constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

          (g)  Further Assurances.  Each of the parties hereto shall, at the request of the other party, execute, acknowledge and deliver any further instruments, and take such further actions, as the requesting
party   may reasonably  request, to carry out effectively the  intent of this
Contract.


IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.



                      HUTTON/GSH AMERICAN STORAGE PROPERTIES
                      (FERN PARK), L.P.

                      By:  American Storage Properties, L.P.,
                           its general partner

                           By:  Storage Services, Inc.,
                                its general partner

                           By:     s/Paul L. Abbott/
                                   -----------------
                           Name:  Paul L. Abbott
                           Title:  President



                      By:  Goodman Segar Hogan/American Storage
                           Properties Associates, L.P., its general
                           partner


                           By:     s/Mark P. Mikuta/
                                   ----------------
                           Name:  Mark P. Mikuta
                           Title:  President



                      PUBLIC STORAGE, INC.

                           By:     s/Harvey Lenkin/
                                   ---------------
                           Name:  Harvey Lenkin
                           Title:  President




                                   EXHIBIT A

                                   Property*


  Name                         Location
  ----                         --------
  South 17-92                  8226 South 17-92
                               Orlando, FL



 *The Property includes:

         (A)  All buildings and improvements located on the Property;

         (B) All rights-of-way, alleys, waters, privileges, easements, covenants and appurtenances which are on or benefit the Property;

         (C) All right, title and interest of Seller in and to any land lying in the bed of any public or private street, road, avenue, alley or highway, opened, closed or proposed, in front of or adjoining the Property to the center line thereof;

         (D) All right, title and interest of Seller to any unpaid award to which Seller may be entitled (1) due to the taking, subsequent to the Inspection Period, by condemnation or eminent domain of any right, title or interest of Seller in the Property and (2) for any damage, subsequent to the Inspection Period, to the Property due to the change of grade of any street or highway;

         (E) All right, title and interest of Seller to any assignable licenses, permits, contracts, leases, sales agreements, construction agreements, maintenance agreements, service agreements with respect to the Property.

         (F) All Leases and any security deposits with respect to the Property in which Seller holds an interest as a landlord for the use and occupancy of all or any part of the Property; and

         (G) All engineering reports, surveys and architectural plans, if any.




                                EXHIBIT B


                            ESCROW AGREEMENT

     Agreement made this 17 day of May, 1996 by and among Public Storage, Inc. ("Purchaser"), American Storage Properties (Fern Park), L.P. ("Seller"), and Chicago Title Company, as escrow agent ("Escrow Agent").

   1. The Parties hereto agree that the sum of $250,000 (the "Escrow Amount"), to be held pursuant to a Contract of Sale between Seller and Purchaser of even date herewith (the "Contract"), shall be held in escrow by the Escrow Agent upon the terms and conditions set forth herein.
  2. (a) The Escrow Agent shall deliver the Escrow Amount then in its possession in accordance with Paragraph 3 hereof to Seller (i) upon the Closing, as that term is used in and in accordance with the Contract or (ii) in the event that Seller makes a written demand therefor stating that Purchaser has failed to perform Purchaser's obligations under the Contract.

      (b) Escrow Agent shall return the Escrow Amount then in its possession and any interest earned thereon in accordance with Paragraph 3 hereof to Purchaser in the event that Purchaser makes a written demand therefor stating (i) that Seller has failed to perform Seller's obligations under the Contract or (ii) that Purchaser is otherwise entitled to the return of the Escrow Amount in accordance with the terms of the Contract.

      (c) In the event that Escrow Agent intends to release the Escrow Amount in accordance with Paragraph 3 hereof to either party pursuant to Paragraph 2(a)(ii) or 2(b) hereof, then Escrow Agent shall give to the other party not less than ten days prior written notice of such fact and, if Escrow Agent actually receives written notice during such ten day period that such other party objects to the release, then Escrow Agent shall not release the Escrow Amount and any such dispute shall be resolved as provided herein.

      (d) In the event that a dispute shall arise as to the disposition of the Escrow Amount or any other funds held hereunder in escrow, Escrow Agent shall have the right, at its option, to either hold the same or deposit the same with a court of competent jurisdiction pending decision of such court, and Escrow Agent shall be entitled to rely upon the decision of such court.

      (e) Escrow Agent may commingle the Escrow Amount with other funds held in its "trustees account."

      (f) Escrow Agent shall hold the Escrow Amount in a savings bank account or a liquid assets account bearing interest at such rate as may from time to time be paid or invest the Escrow Amount in U.S. Treasury
Bills or other securities guaranteed by the Government of the United States of America. The rate of interest or yield need not be the maximum available and deposits, withdrawals, purchases and sales shall be made in the sole discretion of Escrow Agent, which shall have no liability whatsoever therefor except for its gross negligence or willful misconduct. Discounts earned shall be deemed interest for the purposes hereof.

      (g) Escrow Agent shall have no liability whatsoever arising out of or in connection with its activity as Escrow Agent except for its gross negligence or willful misconduct. Seller and Purchaser jointly and severally agree to indemnify and hold harmless Escrow Agent from and against any and all loss, cost, claim, cause of action, damage, liability and expense (including attorneys' fees and court costs) which may be incurred by reason of its acting as Escrow Agent.

      (h) Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity thereof, or the jurisdiction of a court issuing any such judgment. Escrow Agent may act in reliance upon
(i) any instrument or signature believed to be genuine and duly authorized, and (ii) advice of counsel in reference to any matter or matters connected herewith.

      (i) Any notice, demand or other communication to Escrow Agent hereunder shall be in writing and delivered in person or sent by certified mail, return receipt requested, postage prepaid, addressed to Escrow Agent as follows:

               Chicago Title Company
               388 Market Street, Suite 1300
               San Fancisco, CA 94111

               Attention:  Ms. Michelle Viguie

The same shall be deemed given on the date delivered, if delivered in person, or on the third business day following the date of mailing the same, if mailed.

     (3) The interest, if any, earned on the Escrow Amount shall be for the account of Purchaser.


IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.


                      HUTTON/GSH AMERICAN STORAGE PROPERTIES
                      (FERN PARK), L.P.

                      By:  American Storage Properties, L.P.,
                           its general partner



                           By:  Storage Services, Inc.,
                                its general partner

                           By:     s/Paul L. Abbott/
                                   ----------------
                           Name:   Paul L. Abbott
                           Title:  President


                      By:  Goodman Segar Hogan/American Storage
                           Properties Associates, L.P., its general
                           partner

                           By:     s/Mark P. Mikuta/
                                   ----------------
                           Name:   Mark P. Mikuta
                           Title:  President



                      PUBLIC STORAGE, INC.


                           By:      s/Harvey Lenkin/
                                    ---------------
                           Name:    Harvey Lenkin
                           Title:   President


CHICAGO TITLE COMPANY, as Escrow Agent



By:_____________________________
Name:
Title:


                                   EXHIBIT C


                         Allocations of Property Value


Property                          Purchase Price
--------                          --------------
South 17-92                          $ 3,900,000